SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                           CURRENT REPORT PURSUANT TO
                             SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): October 29, 2004



                                TOM'S FOODS INC.
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             (Exact name of registrant as specified in its charter)




                                    DELAWARE
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                 (State or other jurisdiction of incorporation)



              333-38853                                  58-1516963
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        (Commission File Number)         (I.R.S. Employer Identification Number)

900 8TH STREET, COLUMBUS, GEORGIA                          31902
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(Address of principal executive offices)                 (Zip Code)




                                 (706) 323-2721
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              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

AMENDMENT OF CREDIT FACILITY

     On October 29, 2004, Tom's Foods Inc. (the "Company") and Fleet Capital Corporation ("Fleet") entered into an amendment (the "Amendment") to the Loan and Security Agreement dated January 31, 2000, as amended (the "Credit Facility"). The Amendment amends the Credit Facility to (i) extend the term until January 31, 2005, (ii) suspend the LIBOR borrowing rate option and price all borrowings at base rate plus 1% and all letters of credit at 3.25%, (iii) increase the availability reserve in the calculation of the borrowing base from $2,000,000 to $2,750,000 (which reserve may be increased in certain circumstances to $3,050,000), (iv) reduce the amount committed under the revolver from $17,000,000 to $15,000,000, and (v) require the Company to comply with additional financial covenants and financial reporting requirements. In addition to the events of default currently set forth in the Credit Facility (other than any event of default as a result of the failure to pay the Notes on November 1, 2004, or any other default or event of default under the Notes, or any material adverse effect or determination of insolvency resulting therefrom), an event of default will exist if the trustee of the Notes institutes any action, suit or proceeding to collect any or all of the debt evidenced by the Notes or to foreclose upon or otherwise effect any rights over the collateral that is security for the Notes ("Note Collateral"), or commences the exercise of any self-help remedy with respect to any rights in or to the Note Collateral, or any holder of a Note attaches or otherwise obtains a nonconsensual lien with respect to any rights in the Note Collateral. Absent exercise of such remedies, the Company believes that the Credit Facility and operating cash flow will provide working capital sufficient to operate the Company's business consistent with past practices and enable the Company to obtain financing to refinance the Company's existing indebtedness prior to the expiration of the Credit Facility.

ITEM 2.04 TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

     The Company's 10.5% senior secured notes (the "Notes") mature on November 1, 2004 and the Company will not be able to pay the $60 million of principal and $3.15 million of interest that will be due on that date. As a result, after November 1, 2004, the Company will be in default under the Notes and the holders of the Notes will be entitled to exercise their remedies under the terms of the Notes and could attempt to foreclose on their collateral securing such Notes. The exercise of remedies by the holders of the Notes would constitute an event of default under the Credit Facility, as discussed above, which would materially adversely impact the Company's ability to operate its business. The Company is in discussions with holders of the Notes.


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

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  TOM'S FOODS INC.


                                  By:  /s/ Rolland G. Divin
                                     -----------------------------------------
                                           Rolland G. Divin
                                           President and Chief Executive
                                           Officer

Dated:  October 29, 2004



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